Exhibit 99

VF Reports Second Quarter Fiscal 2021 Results

  Revenue from continuing operations decreased 18 percent (down 19 percent in constant dollars) to $2.6 billion;
  Active segment revenue decreased 15 percent (down 16 percent in constant dollars) including a 10 percent (11 percent in constant dollars) decrease in Vans® brand revenue; Outdoor segment revenue decreased 24 percent (down 26 percent in constant dollars) including a 25 percent (26 percent in constant dollars) decrease in The North Face® brand revenue; Work segment revenue increased 14 percent including a 19 percent (18 percent in constant dollars) increase in Dickies® brand revenue;
  International revenue decreased 15 percent (down 18 percent in constant dollars); Europe revenue decreased 16 percent (down 20 percent in constant dollars); Greater China revenue increased 16 percent (up 14 percent in constant dollars), including an increase of 21 percent (19 percent in constant dollars) in Mainland China;
  Direct-to-Consumer revenue decreased 17 percent (down 18 percent in constant dollars);
  Direct-to-Consumer Digital revenue increased 44 percent (up 42 percent in constant dollars);
  Gross margin from continuing operations decreased 340 basis points, including a 110 basis point impact from the timing of net foreign currency transaction activity, to 50.8 percent; on an adjusted basis, gross margin decreased 350 basis points to 50.9 percent;
  Operating income from continuing operations on a reported basis was $320 million; on an adjusted basis, operating income from continuing operations was $342 million;
  Earnings per share from continuing operations was $0.62. Adjusted earnings per share from continuing operations was $0.67;
  VF ended the second quarter of fiscal 2021 with inventories down 10 percent compared to the prior year; at the end of the second quarter the company had approximately $2.7 billion of cash and short-term investments in addition to $2.23 billion remaining under VF's revolving credit facility; the company also returned $186 million to shareholders through dividends;
  Full year fiscal 2021 revenue expected to be at least $9.0 billion, reflecting a decrease of approximately 14 percent on an adjusted basis, including low single-digit growth in the second half driven by a return to growth in the fourth quarter; full year fiscal 2021 adjusted earnings per share is expected to be at least $1.20, reflecting a decrease of approximately 55 percent (down approximately 56 percent in constant dollars); and,
  Quarterly dividend increased by 2 percent to $0.49 per share, marking VF's 48th consecutive year of dividend increases.

DENVER--(BUSINESS WIRE)--October 16, 2020--VF Corporation (NYSE: VFC) today reported financial results for its second quarter ended September 26, 2020. All per share amounts are presented on a diluted basis. This release refers to “reported” and “constant dollar” amounts, terms that are described under the heading “Constant Currency - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “constant dollar” amounts are the same. This release also refers to “continuing” and “discontinued” operations amounts, which are concepts described under the heading “Discontinued Operations - Occupational Workwear Business.” Unless otherwise noted, results presented are based on continuing operations. This release also refers to “adjusted” amounts, a term that is described under the heading “Adjusted Amounts - Excluding Costs Related to Specified Strategic Business Decisions.” Unless otherwise noted, “reported” and “adjusted” amounts are the same.

“Our year to date results have surpassed our internal expectations across all brands, driven by Digital and China, two of our key growth pillars,” said Steve Rendle, VF’s Chairman, President and CEO. “We are beginning to see signs of stabilization and strength across all aspects of our business, supporting our decision to raise the dividend and provide a financial outlook for the balance of the year. Although uncertainties remain, investments in our digital transformation are resulting in near-term momentum and improved capabilities to emerge in an even stronger position.”

Constant Currency - Excluding the Impact of Foreign Currency

This release refers to “reported” amounts in accordance with U.S. generally accepted accounting principles (“GAAP”), which include translation and transactional impacts from foreign currency exchange rates. This release also refers to “constant dollar” amounts, which exclude the impact of translating foreign currencies into U.S. dollars. Reconciliations of GAAP measures to constant currency amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

Discontinued Operations - Occupational Workwear Business

On January 21, 2020, VF announced its decision to explore the divestiture of its Occupational Workwear business. The Occupational Workwear business is comprised primarily of the following brands and businesses: Red Kap®, VF Solutions®, Bulwark®, Workrite®, Walls®, Terra®, Kodiak®, Work Authority® and Horace Small®. The business also includes certain Dickies® occupational workwear products that have historically been sold through the business-to-business channel.

During the three months ended March 2020, the company determined that the Occupational Workwear business met the held-for-sale and discontinued operations accounting criteria. Accordingly, the company has reported the related held-for-sale assets and liabilities as assets and liabilities of discontinued operations and included the operating results and cash flows of the business in discontinued operations for all periods presented.

Adjusted Amounts - Excluding Costs Related to Specified Strategic Business Decisions

The adjusted amounts in this release exclude certain cost optimization activities and other charges indirectly related to the strategic review of the Occupational Workwear business. The adjusted amounts also exclude costs related to strategic business decisions in South America and the operating results of jeanswear wind down activities in South America following the spin-off of Kontoor Brands. Total costs were approximately $21 million in the second quarter of fiscal 2021 and $37 million in the first six months of fiscal 2021. In addition, the first six months of fiscal 2021 excludes approximately $42 million of noncash non-operating expenses related to the release of certain currency translation amounts associated with the wind down activities in South America.

Combined, the above items negatively impacted earnings per share by $0.04 during the second quarter of fiscal 2021 and $0.19 during the first six months of fiscal 2021. All adjusted amounts referenced herein exclude the effects of these amounts.

Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

COVID-19 Outbreak Update

As the global impact of COVID-19 continues, VF remains first and foremost focused on a people-first approach that prioritizes the health and well-being of its employees, customers, trade partners and consumers around the world. To help mitigate the spread of COVID-19 and in response to public health advisories and governmental actions and regulations, VF has modified its business practices, including the temporary closing of offices and retail stores, instituting travel bans and restrictions, implementing health and safety measures including social distancing and quarantines.

Nearly all of VF's retail stores in the EMEA and APAC regions, including Mainland China, remained open during the second quarter. In North America, 75 percent of all retail locations were open at the end of the first quarter and over 95 percent of all retail stores were open at the end of the second quarter. Additional retail locations have re-opened since the end of the quarter, and currently all of VF's North American retail stores are open. VF's wholesale customers in APAC, North America and EMEA have re-opened almost all of their locations.

The majority of VF's supply chain is currently operational. Suppliers are complying with local public health advisories and governmental restrictions which has resulted in isolated product delays. VF is working with its suppliers to minimize disruption. VF's distribution centers are operational in accordance with local government guidelines while maintaining enhanced health and safety protocols.

VF is continuing to monitor the COVID-19 outbreak globally and will comply with guidance from government entities and public health authorities to prioritize the health and well-being of its employees, customers, trade partners and consumers. As COVID-19 uncertainty continues, VF expects ongoing disruption to its business operations.

Second Quarter Fiscal 2021 Income Statement Review

  Revenue decreased 18 percent (down 19 percent in constant dollars) to $2.6 billion driven by store closures and lower consumer demand as a result of the COVID-19 outbreak and related government actions and regulations.
  Gross margin decreased 340 basis points to 50.8 percent, primarily driven by elevated promotional activity to clear excess inventory and the timing of net foreign currency transaction activity. On an adjusted basis, gross margin decreased 350 basis points to 50.9 percent.
  Operating income on a reported basis was $320 million. On an adjusted basis, operating income was $342 million. Operating margin was 12.3 percent. Adjusted operating margin was 13.1 percent.
  Earnings per share was $0.62 on a reported basis. On an adjusted basis, earnings per share was $0.67.

Balance Sheet Highlights

Inventories were down 10 percent compared with the same period last year. During the quarter, VF returned approximately $186 million of cash to shareholders through dividends. As part of the company's liquidity preservation actions during the ongoing COVID-19 outbreak, the company has suspended its share repurchase program. VF has $2.8 billion remaining under its current share repurchase authorization.

Full Year Fiscal 2021 Outlook

VF's full year outlook assumes no material deterioration to the company's current business operations as a result of COVID-19, governmental actions and regulations. VF's full year fiscal 2021 outlook includes the following:

  Revenue is expected to be at least $9.0 billion, reflecting a decrease of approximately 14 percent on an adjusted basis, including low single-digit growth in the second half driven by a return to growth in the fourth quarter.
  Adjusted earnings per share is expected to be at least $1.20, reflecting a decrease of approximately 55 percent (down approximately 56 percent in constant dollars).
  Adjusted free cash flow is still expected to exceed $600 million.

Dividend Declared

VF’s Board of Directors declared a quarterly dividend of $0.49 per share, payable on December 21, 2020, to shareholders of record on December 10, 2020. Subject to approval by its Board of Directors, VF intends to continue to pay its regularly scheduled dividend and is not currently contemplating the suspension of its dividend.

Webcast Information

VF will host its second quarter fiscal 2021 conference call beginning at 8:30 a.m. Eastern Time today. The conference call will be broadcast live via the Internet, accessible at ir.vfc.com. For those unable to listen to the live broadcast, an archived version will be available at the same location.

Presentation

A presentation on second quarter fiscal 2021 results will be available at ir.vfc.com beginning at approximately 7:30 a.m. Eastern Time today and will be archived at the same location.

About VF

Founded in 1899, VF Corporation is one of the world’s largest apparel, footwear and accessories companies connecting people to the lifestyles, activities and experiences they cherish most through a family of iconic outdoor, active and workwear brands including Vans®, The North Face®, Timberland® and Dickies®. Our purpose is to power movements of sustainable and active lifestyles for the betterment of people and our planet. We connect this purpose with a relentless drive to succeed to create value for all stakeholders and use our company as a force for good. For more information, please visit vfc.com.

Forward-looking Statements

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding VF’s plans, objectives, projections and expectations relating to VF’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; the level of consumer demand for apparel, footwear and accessories; disruption to VF’s distribution system; the financial strength of VF’s customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers; manufacturing and product innovation; increasing pressure on margins; VF’s ability to implement its business strategy; VF’s ability to grow its international and direct-to-consumer businesses; retail industry changes and challenges; VF’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that VF’s facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; VF’s ability to properly collect, use, manage and secure consumer and employee data; foreign currency fluctuations; stability of VF’s manufacturing facilities and foreign suppliers; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; continuity of members of VF’s management; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; the risk of economic uncertainty associated with the exit of the United Kingdom from the European Union (“Brexit”) or any other similar referendums that may be held; adverse or unexpected weather conditions; VF's indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; climate change and increased focus on sustainability issues; and risks associated with the spin-off of our Jeanswear business completed on May 22, 2019, including the risk that VF will not realize all of the expected benefits of the spin-off; the risk that the spin-off will not be tax-free for U.S. federal income tax purposes; and the risk that there will be a loss of synergies from separating the businesses that could negatively impact the balance sheet, profit margins or earnings of VF. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the SEC, including VF’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

VF CORPORATION Condensed Consolidated Statements of Operations (Unaudited) (In thousands, except per share amounts)

	Three Months Ended September		Six Months Ended September
	2020	2019	2020	2019
Net revenues	$2,608,324	$3,179,758	$3,684,617	$5,230,412
Costs and operating expenses
Cost of goods sold	1,282,406	1,456,317	1,789,357	2,352,601
Selling, general and administrative expenses	1,005,970	1,174,879	1,822,121	2,233,284
Total costs and operating expenses	2,288,376	2,631,196	3,611,478	4,585,885
Operating income	319,948	548,562	73,139	644,527
Interest, net	(30,931)	(16,386)	(58,880)	(31,969)
Other income (expense), net	4,644	(1,771)	(33,543)	3,783
Income (loss) from continuing operations before income taxes	293,661	530,405	(19,284)	616,341
Income tax expense (benefit)	50,415	(94,972)	15,212	(74,309)
Income (loss) from continuing operations	243,246	625,377	(34,496)	690,650
Income from discontinued operations, net of tax	13,476	23,624	5,605	7,572
Net income (loss)	$256,722	$649,001	$(28,891)	$698,222
Earnings (loss) per common share - basic (a)
Continuing operations	$0.62	$1.57	$(0.09)	$1.74
Discontinued operations	0.03	0.06	0.01	0.02
Total earnings (loss) per common share - basic	$0.66	$1.63	$(0.07)	$1.76
Earnings (loss) per common share - diluted (a)
Continuing operations	$0.62	$1.55	$(0.09)	$1.72
Discontinued operations	0.03	0.06	0.01	0.02
Total earnings (loss) per common share - diluted	$0.66	$1.61	$(0.07)	$1.74
Weighted average shares outstanding
Basic	389,219	397,751	388,957	397,239
Diluted	391,180	402,261	390,986	402,088
Cash dividends per common share	$0.48	$0.43	$0.96	$0.94

Basis of presentation of condensed consolidated financial statements: VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. For presentation purposes herein, all references to periods ended September 2020 relate to the 13-week and 26-week fiscal periods ended September 26, 2020 and all references to periods ended September 2019 relate to the 13-week and 26-week fiscal periods ended September 28, 2019. References to March 2020 relate to information as of March 28, 2020.

(a) Amounts have been calculated using unrounded numbers.

VF CORPORATION Condensed Consolidated Balance Sheets (Unaudited) (In thousands)
	September	March	September
	2020	2020	2019
ASSETS
Current assets
Cash and equivalents	$1,877,398	$1,369,028	$469,912
Accounts receivable, net	1,606,479	1,308,051	1,881,374
Inventories	1,434,843	1,293,912	1,590,027
Short-term investments	800,000	—	—
Other current assets	408,809	444,886	391,678
Current assets of discontinued operations	552,677	611,139	442,216
Total current assets	6,680,206	5,027,016	4,775,207
Property, plant and equipment, net	933,990	954,406	832,237
Goodwill and intangible assets, net	3,024,607	3,010,564	3,337,623
Operating lease right-of-use assets	1,385,121	1,273,514	1,231,638
Other assets	917,342	867,751	905,993
Other assets of discontinued operations	—	—	187,657
Total assets	$12,941,266	$11,133,251	$11,270,355
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$13,237	$1,228,812	$484,321
Current portion of long-term debt	1,127	1,018	4,986
Accounts payable	450,109	407,021	483,207
Accrued liabilities	1,505,703	1,260,252	1,331,495
Current liabilities of discontinued operations	114,356	126,781	100,329
Total current liabilities	2,084,532	3,023,884	2,404,338
Long-term debt	5,679,440	2,608,269	2,090,922
Operating lease liabilities	1,129,840	1,020,651	997,456
Other liabilities	1,102,216	1,123,113	1,106,791
Other liabilities of discontinued operations	—	—	23,229
Total liabilities	9,996,028	7,775,917	6,622,736
Stockholders' equity	2,945,238	3,357,334	4,647,619
Total liabilities and stockholders' equity	$12,941,266	$11,133,251	$11,270,355

VF CORPORATION Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)
	Six Months Ended September
	2020	2019
Operating activities
Net income (loss)	$(28,891)	$698,222
Income from discontinued operations, net of tax	5,605	7,572
Income (loss) from continuing operations, net of tax	(34,496)	690,650
Depreciation and amortization	138,853	125,159
Reduction in the carrying amount of right-of-use assets	205,635	186,327
Other adjustments	(270,482)	(1,374,882)
Cash provided (used) by operating activities - continuing operations	39,510	(372,746)
Cash provided by operating activities - discontinued operations	43,298	7,268
Cash provided (used) by operating activities	82,808	(365,478)
Investing activities
Purchases of short-term investments	(800,000)	—
Capital expenditures	(112,501)	(104,988)
Software purchases	(38,345)	(24,712)
Other, net	(3,839)	59,558
Cash used by investing activities - continuing operations	(954,685)	(70,142)
Cash used by investing activities - discontinued operations	(2,693)	(7,270)
Cash used by investing activities	(957,378)	(77,412)
Financing activities
Net increase (decrease) from short-term borrowings and long-term debt	1,758,317	(171,289)
Cash dividends paid	(373,638)	(373,604)
Cash received from Kontoor Brands, net of cash transferred of $126.8 million	—	906,148
Proceeds from issuance of Common Stock, net of (payments) for tax withholdings	(7,221)	50,659
Cash provided by financing activities	1,377,458	411,914
Effect of foreign currency rate changes on cash, cash equivalents and restricted cash	(8,082)	(5,385)
Net change in cash, cash equivalents and restricted cash	494,806	(36,361)
Cash, cash equivalents and restricted cash – beginning of year	1,411,322	556,587
Cash, cash equivalents and restricted cash – end of period	$1,906,128	$520,226

VF CORPORATION Supplemental Financial Information Reportable Segment Information (Unaudited) (In thousands)
	Three Months Ended September		% Change	% Change Constant Currency (a)	% Change Adjusted(b)	% Change Constant Currency and Adjusted (a)(b)
	2020	2019
Segment revenues
Outdoor	$1,154,407	$1,525,937	(24)%	(26)%	(24)%	(26)%
Active	1,200,202	1,413,634	(15)%	(16)%	(15)%	(16)%
Work	253,551	222,117	14%	14%	14%	14%
Other (c)	164	18,070	*	*	*	*
Total segment revenues	$2,608,324	$3,179,758	(18)%	(19)%	(18)%	(19)%
Segment profit (loss)
Outdoor	$132,475	$256,382
Active	259,123	388,200
Work	8,173	14,547
Other (c)	(2,526)	2,381
Total segment profit	397,245	661,510
Corporate and other expenses	(72,653)	(114,719)
Interest, net	(30,931)	(16,386)
Income from continuing operations before income taxes	$293,661	$530,405
(a) Refer to constant currency definition on the following pages.

(b) Excludes the operating results of jeanswear wind down activities in South America post the separation of Kontoor Brands for the three months ended September 2019. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2019" page for additional information.

(c) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Includes results primarily related to the sale of non-VF products.
* Calculation not meaningful

VF CORPORATION Supplemental Financial Information Reportable Segment Information (Unaudited) (In thousands)
	Six Months Ended September		% Change	% Change Constant Currency (a)	% Change Adjusted (b)	% Change Constant Currency and Adjusted (a)(b)
	2020	2019
Segment revenues
Outdoor	$1,495,635	$2,136,557	(30)%	(31)%	(30)%	(31)%
Active	1,771,518	2,645,760	(33)%	(33)%	(33)%	(33)%
Work	415,981	423,763	(2)%	(2)%	(2)%	(2)%
Other (c)	1,483	24,332	*	*	*	*
Total segment revenues	$3,684,617	$5,230,412	(30)%	(30)%	(29)%	(30)%
Segment profit (loss)
Outdoor	$(28,236)	$176,112
Active	266,259	695,766
Work	(3,228)	30,018
Other (c)	(4,887)	765
Total segment profit	229,908	902,661
Corporate and other expenses	(190,312)	(254,351)
Interest, net	(58,880)	(31,969)
Income (loss) from continuing operations before income taxes	$(19,284)	$616,341
(a) Refer to constant currency definition on the following pages.

(b) Excludes the operating results of jeanswear wind down activities in South America post the separation of Kontoor Brands for the six months ended September 2019. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2019" page for additional information.

(c) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Includes results primarily related to the sale of non-VF products.
* Calculation not meaningful

VF CORPORATION Supplemental Financial Information Reportable Segment Information – Constant Currency Basis (Unaudited) (In thousands)
	Three Months Ended September 2020
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Segment revenues
Outdoor	$1,154,407	$(23,131)	$1,131,276
Active	1,200,202	(15,277)	1,184,925
Work	253,551	(1,424)	252,127
Other	164	(28)	136
Total segment revenues	$2,608,324	$(39,860)	$2,568,464
Segment profit (loss)
Outdoor	$132,475	$(4,840)	$127,635
Active	259,123	(4,423)	254,700
Work	8,173	(521)	7,652
Other	(2,526)	(308)	(2,834)
Total segment profit	397,245	(10,092)	387,153
Corporate and other expenses	(72,653)	56	(72,597)
Interest, net	(30,931)	—	(30,931)
Income from continuing operations before income taxes	$293,661	$(10,036)	$283,625
Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION Supplemental Financial Information Reportable Segment Information – Constant Currency Basis (Unaudited) (In thousands)
	Six Months Ended September 2020
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Segment revenues
Outdoor	$1,495,635	$(19,009)	$1,476,626
Active	1,771,518	(6,242)	1,765,276
Work	415,981	583	416,564
Other	1,483	29	1,512
Total segment revenues	$3,684,617	$(24,639)	$3,659,978
Segment profit (loss)
Outdoor	$(28,236)	$(6,298)	$(34,534)
Active	266,259	(3,551)	262,708
Work	(3,228)	(449)	(3,677)
Other	(4,887)	(1,589)	(6,476)
Total segment profit	229,908	(11,887)	218,021
Corporate and other expenses	(190,312)	(171)	(190,483)
Interest, net	(58,880)	—	(58,880)
Income (loss) from continuing operations before income taxes	$(19,284)	$(12,058)	$(31,342)
Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION

Supplemental Financial Information

Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2020

(Unaudited)

(In thousands, except per share amounts)

Three Months Ended September 2020	As Reported under GAAP	Transaction and Deal Related Costs (a)	Specified Strategic Business Decisions (b)	Adjusted
Revenues	$2,608,324	$—	$—	$2,608,324

Gross profit	1,325,918	—	1,646	1,327,564
Percent	50.8%			50.9%

Operating income	319,948	42	21,516	341,506
Percent	12.3%			13.1%

Diluted earnings per share from continuing operations (c)	0.62	—	0.04	0.67

Six Months Ended September 2020	As Reported under GAAP	Transaction and Deal Related Costs (a)	Specified Strategic Business Decisions (b)	Adjusted
Revenues	$3,684,617	$—	$—	$3,684,617

Gross profit	1,895,260	410	14,663	1,910,333
Percent	51.4%			51.8%

Operating income	73,139	452	37,485	111,076
Percent	2.0%			3.0%

Diluted earnings (loss) per share from continuing operations (c)	(0.09)	—	0.19	0.10

(a) Transaction and deal related costs include expenses associated with the anticipated sale of the Occupational Workwear business of $0.4 million, that did not meet the criteria for discontinued operations, for the six months ended September 2020.

(b) Specified strategic business decisions for the three and six months ended September 2020 include cost optimization activity and other charges indirectly related to the strategic review of the Occupational Workwear business, which totaled $20.2 million and $33.2 million during the three and six months ended September 2020, respectively. The costs also include $1.1 million and $4.0 million for the three and six months ended September 2020, respectively, for jeanswear wind down activities in South America after the separation of Kontoor Brands, and costs related to specified strategic business decisions to cease operations in Argentina and planned business model changes in certain other countries in South America. The six months ended September 2020 also include a $42.4 million noncash charge recorded in the 'Other income (expense), net' line related to the release of certain currency translation amounts associated with the wind down activities in South America. The specified business decisions costs resulted in a net tax benefit of $4.1 million and $6.0 million in the three and six months ended September 2020, respectively.

(c) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impacts were calculated using 391,180,000 and 390,986,000 weighted average common shares for the three and six months ended September 2020, respectively.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of transaction and deal related costs and activity related to specified strategic business decisions. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION

Supplemental Financial Information

Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2019

(Unaudited)

(In thousands, except per share amounts)

Three Months Ended September 2019	As Reported under GAAP	Transaction and Deal Related Costs (a)	Relocation and Specified Strategic Business Decisions (b)	Impact of Swiss Tax Act (c)	Adjusted
Revenues	$3,179,758	$—	$(9,706)	$—	$3,170,052

Gross profit	1,723,441	37	(445)	—	1,723,033
Percent	54.2%				54.4%

Operating income	548,562	9,477	17,945	—	575,984
Percent	17.3%				18.2%

Diluted earnings per share from continuing operations (d)	1.55	0.02	0.03	(0.41)	1.20

Six Months Ended September 2019	As Reported under GAAP	Transaction and Deal Related Costs (a)	Relocation and Specified Strategic Business Decisions (b)	Impact of Swiss Tax Act (c)	Adjusted
Revenues	$5,230,412	$—	$(14,021)	$—	$5,216,391

Gross profit	2,877,811	(630)	(2,613)	—	2,874,568
Percent	55.0%				55.1%

Operating income	644,527	22,317	34,898	—	701,742
Percent	12.3%				13.5%

Diluted earnings per share from continuing operations (d)	1.72	0.04	0.07	(0.41)	1.42

(a) Transaction and deal related costs include acquisition and integration costs primarily related to the acquisition of the Icebreaker® brand, which totaled $9.5 million and $12.8 million for the three and six months ended September 2019, respectively. The costs also include separation and related expenses associated with the spin-off of the jeanswear business of $9.5 million, that did not meet the criteria for discontinued operations, for the six months ended September 2019. The transaction and deal related costs resulted in a net tax benefit of $2.7 million and $5.8 million in the three and six months ended September 2019, respectively.

(b) Relocation and other specified strategic business decisions include costs associated with the relocation of VF's global headquarters and certain brands to Denver, Colorado, which totaled $15.7 million and $30.7 million for the three and six months ended September 2019, respectively. This activity includes a gain of approximately $11.0 million on the sale of certain office real estate and related assets in connection with the relocation, which was recorded in the three months ended June 2019. The activity also reflects costs related to specified strategic business decisions to cease operations in Argentina and planned business model changes in certain other countries in South America as well as the operating results of jeanswear wind down activities in South America after the separation of Kontoor Brands, which totaled $2.2 million and $4.2 million for the three and six months ended September 2019, respectively. The relocation and specified strategic business decisions costs results in a net tax benefit of $4.2 million and $8.3 million for the three and six months ended September 2019, respectively.

(c) On May 19, 2019, Switzerland voted to approve the Federal Act on Tax Reform and AHV Financing ("Swiss Tax Act"). Certain provisions of the Swiss Tax Act were enacted during the three months ended September 2019, which resulted in adjustments to deferred tax positions of $164.4 million for the three and six months ended September 2019.

(d) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impacts were calculated using 402,261,000 and 402,088,000 weighted average common shares for the three and six months ended September 2019, respectively.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of transaction and deal related costs, relocation and specified strategic business decisions and the impact of the Swiss Tax Act. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION Supplemental Financial Information Top 4 Brand Revenue Information (Unaudited)
	Three Months Ended September 2020				Six Months Ended September 2020
Top 4 Brand Revenue Growth	Americas	EMEA	APAC	Global	Americas	EMEA	APAC	Global
Vans®
% change	(17)%	0%	5%	(10)%	(40)%	(19)%	1%	(30)%
% change constant currency*	(17)%	(4)%	4%	(11)%	(40)%	(21)%	2%	(30)%
The North Face®
% change	(32)%	(15)%	(3)%	(25)%	(38)%	(21)%	(5)%	(30)%
% change constant currency*	(32)%	(19)%	(5)%	(26)%	(38)%	(24)%	(5)%	(31)%
Timberland®
% change	(27)%	(26)%	(7)%	(24)%	(32)%	(33)%	(15)%	(30)%
% change constant currency*	(27)%	(30)%	(9)%	(26)%	(32)%	(35)%	(16)%	(31)%
Dickies®
% change	14%	8%	48%	19%	(1)%	(11)%	25%	2%
% change constant currency*	14%	3%	45%	18%	0%	(13)%	25%	2%
*Refer to constant currency definition on previous pages.

VF CORPORATION Supplemental Financial Information Geographic and Channel Revenue Information (Unaudited)
	Three Months Ended September 2020
	% Change	% Change Constant Currency*	% Change Adjusted (a)	% Change Constant Currency and Adjusted*(a)
Geographic Revenue Growth
U.S.	(21)%	(21)%	(21)%	(21)%
EMEA	(16)%	(20)%	(16)%	(20)%
APAC	2%	0%	2%	0%
Greater China	16%	14%	16%	14%
Americas (non-U.S.)	(38)%	(36)%	(36)%	(34)%
International	(15)%	(18)%	(15)%	(17)%
Global	(18)%	(19)%	(18)%	(19)%

	Six Months Ended September 2020
	% Change	% Change Constant Currency*	% Change Adjusted (a)	% Change Constant Currency and Adjusted*(a)
Geographic Revenue Growth
U.S.	(35)%	(35)%	(35)%	(35)%
EMEA	(26)%	(29)%	(26)%	(29)%
APAC	(4)%	(4)%	(4)%	(4)%
Greater China	9%	9%	9%	9%
Americas (non-U.S.)	(50)%	(48)%	(48)%	(46)%
International	(24)%	(25)%	(24)%	(25)%
Global	(30)%	(30)%	(29)%	(30)%

	Three Months Ended September 2020
	% Change	% Change Constant Currency*	% Change Adjusted (a)	% Change Constant Currency and Adjusted*(a)
Channel Revenue Growth
Wholesale (b)	(19)%	(20)%	(18)%	(20)%
Direct-to-consumer	(17)%	(18)%	(16)%	(17)%
Digital	44%	42%	44%	42%

	Six Months Ended September 2020
	% Change	% Change Constant Currency*	% Change Adjusted (a)	% Change Constant Currency and Adjusted*(a)
Channel Revenue Growth
Wholesale (b)	(32)%	(32)%	(32)%	(32)%
Direct-to-consumer	(26)%	(26)%	(26)%	(26)%
Digital	60%	60%	60%	60%

	As of September
	2020	2019
DTC Store Count
Total	1,382	1,372
*Refer to constant currency definition on previous pages.

(a) Excludes the operating results of jeanswear wind down activities in South America after the separation of Kontoor Brands for the three and six months ended September 2019. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2019" page for additional information.

(b) Royalty revenues are included in the wholesale channel for all periods.

Contacts

VF Corporation
Joe Alkire, 720-778-4051
Vice President, Corporate Development, Investor Relations and Treasury
or
Craig Hodges, 720-778-4116
Vice President, Corporate Affairs